For the fiscal year ended 10/31/01.
File number 811-04864
Prudential Value Fund

SUB-ITEM 77 O

EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

Ia.

1.	Name of Issuer
	     Boston Properties

2.	Date of Purchase
	     10/25/2000

3.	Number of Securities Purchased
	     275,341

4.	Dollar Amount of Purchase
	     $10,738,281

5.	Price Per Unit
	     $39.00

6.	Name(s) of Underwriter or Dealer(s)
	     From whom purchased:
		Goldman Sachs & Co.

7.	Other Members of the Underwriting Syndicate

		Goldman, Sachs & Co.
		Morgan Stanley and Co. Incorporated
		Merrill Lynch
		Prudential Securities
		Salomon Smith Barney Inc.
		Banc of America Securities LLC
		Deutsche Bank Securities Inc.
		Lehman Brothers Inc.
		Advest, Inc.
		Bear, Stearns & Co. Inc.
		CIBC World Markets Corp.
		Commerzbank Capital Markets Corp.
		Credit Suisse First Boston Corporation
		Dresdner Kleinwort Benson North America LLC
		A.G. Edwards & Sons, Inc.
		First Union Securities, Inc.
		FleetBoston Robertson Stephens Inc.
		Edward Jones
		Legg Mason Wood Walker
		McDonald Investments Inc.
		PaineWebber Incorporated
		RBC Dominion Securities Corporation
		Tucker Anthony Incorporated


































Ib.

1.	Name of Issuer
	     Aquila Inc.

2.	Date of Purchase
	     4/23/2001

3.	Number of Securities Purchased
	     38,300

4.	Dollar Amount of Purchase
	     $919,200

5.	Price Per Unit
	     $24.00

6.	Name(s) of Underwriter or Dealer(s)
	     From whom purchased:
		Merrill Lynch & Co.

7.	Other Members of the Underwriting Syndicate

		Lehman Brothers Inc.
		Merrill Lynch
		Salomon Smith Barney Inc.
		Credit Lyonnais Securities (USA) Inc.
		J.P. Morgan Securities Inc.
		Banc of America Securities LLC
		Dain Rauscher Incorporated
		Deutsche Banc Alex. Brown Inc.
		A.G. Edwards & Sons, Inc.
		Fidelity Capital Markets
		First Union Securities, Inc.
		Lazard Freres & Co. LLC
		Prudential Securities Incorporated
		UBS Warburg LLC
		Robert W. Baird & Co. Incorporated
		Blaylock & Partners, L.P.
		Chatsworth Securities LLC
		Fahnestock & Co. Inc.
		Janney Montgomery Scott LLC
		Edward D. Jones & Co., L.P.
		Legg Mason Wood Walker
		Neuberger Berman, LLC
		Petrie Parkman & Co., Inc.
		Pryor, McClendon, Counts & Co., Inc.
		Ragen Mackenzie Incorporated
		Raymond James & Associates, Inc.
		Sanders Morris Harris
		Security Investment Company of Kansa City
		Simmons & Company, Incorporated
		Stifel, Nicolaus & Company, Incorporated
		Utendahl Capital Partners, L.P.




































Ic.

1.	Name of Issuer
	     Global Power

2.	Date of Purchase
	     5/17/2001

3.	Number of Securities Purchased
	     1,600

4.	Dollar Amount of Purchase
	     $32,000

5.	Price Per Unit
	     $20.00

6.	Name(s) of Underwriter or Dealer(s)
	     From whom purchased:
		CS First Boston

7.	Other Members of the Underwriting Syndicate

		Credit Suisse First Boston
		Deutsche Banc Alex. Brown
		Salomon Smith Barney
		Raymond James


















Id.

1.	Name of Issuer
	     General Maritime Corporation

2.	Date of Purchase
	     6/12/2001

3.	Number of Securities Purchased
	     211,300

4.	Dollar Amount of Purchase
	     $3,803,400

5.	Price Per Unit
	     $18.00

6.	Name(s) of Underwriter or Dealer(s)
	     From whom purchased:
		CS First Boston

7.	Other Members of the Underwriting Syndicate

		Lehman Brothers Inc.
		ABN AMRO Rothschild LLC
		Jefferies & Company, Inc.
		Dain Rauscher Wessells
		A.G. Edwards & Sons, Inc.
		Lazard Freres & Co. LLC
		Merrill Lynch
		Prudential Securities
		Chatsworth Securities LLC
		Fahnestock & Co. Inc.
		Johnson Rice & Company
		Edward D. Jones & Co
		C.L. King & Associates
		Petrie Parkman & Co.
		Raymond James & Associates, Inc.
		Sanders Morris Harris





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